Exhibit 5.1

ZEEKR Intelligent Technology Holding Limited	D +852 3656 6054 / +852 3656 6073 E nathan.powell@ogier.com / rachel.huang@ogier.com

Reference: NMP/RYH/502232.00001

10 May 2024

ZEEKR Intelligent Technology Holding Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the F-1 Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act), and the related registration statement filed with the Commission pursuant to Rule 462(b) of the Act (the Rule 462(b) Registration Statement, together with the Form F-1 Registration Statement, the Registration Statements). The Registration Statements relate to the offering by the Company (the Offering) of such number of American depositary shares representing such number of ordinary shares of US$0.0002 par value each of the Company (the Ordinary Shares) as set out in the Registration Statements (the IPO Shares), within which the Rule 462(b) Registration Statement relates to the registration of the proposed offer and sale of up to certain number of additional Ordinary Shares as set out in the Rule 462(b) Registration Statement (the Additional Shares) in addition to the 175,000,000 Ordinary Shares (or up to 201,250,000 Ordinary Shares if the underwriters exercise their over-allotment option in full) registered in the Form F-1 Registration Statement (the Initial Shares).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Rule 462(b) Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following corporate and other documents (the Documents). We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to below:

(a)	the certificate of incorporation of the Company dated 31 March 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

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Providing advice on British Virgin Islands,
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Floor 11 Central Tower
28 Queen's Road Central	Partners
Central	Nicholas Plowman	Lin Han†
Hong Kong	Nathan Powell	Cecilia Li**
	Anthony Oakes	Rachel Huang**
T +852 3656 6000	Oliver Payne	Joanne Collett**
F +852 3656 6001	Kate Hodson	Richard Bennett**‡	* admitted in New Zealand
ogier.com	David Nelson	James Bergstrom‡	† admitted in New York
	Justin Davis	Marcus Leese‡	** admitted in England and Wales
	Florence Chan*		‡ not ordinarily resident in Hong Kong

(b)	the second amended and restated memorandum and articles of association of the Company adopted by special resolution on 27 February 2023 and effective on 27 February 2023 (the Memorandum and Articles);

(c)	the latest drafts of the third amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Offering (the Listing M&A);

(d)	a certificate of good standing dated 8 May 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	the register of directors and officers of the Company provided to us on 8 May 2024 (the ROD);

(f)	the register of members of the Company provided to us on 8 May 2024 (the ROM, and together with the ROD, the Registers);

(g)	a certificate from a director of the Company dated 10 May 2024 as to certain matters of facts (the Director's Certificate);

(h)	a copy of the written resolutions of all the directors of the Company dated 8 November 2023 approving, among other things, the Company's filing of the F-1 Registration Statement and issuance of the Initial Shares (the IPO Board Resolutions);

(i)	a copy of the written resolutions of all the directors of the Company dated 9 May 2024 approving, among other things, the Company's filing of the Rule 462(b) Registration Statement and issuance of the IPO Shares (including the Additional Shares) (the Upsizing Board Resolutions, together with the IPO Board Resolutions, the Board Resolutions);

(j)	a search of the Cayman Online Registry Information Service conducted against the Company at the Registrar on 8 May 2024 (the CORIS Search); and

(k)	the Registration Statements.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statements are true and correct copies and the Registration Statements conform in every material respect to the latest drafts of the same produced to us and, where any of the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the maximum number of IPO Shares (including the Additional Shares) to be issued by the Company would not exceed the Company's authorised share capital under the Listing M&A and the consideration payable for each IPO Share shall be no less than the par value of US$0.0002 each;

(i)	the Listing M&A will be adopted and become in full force and effect immediately prior to the closing of the Offering and before any IPO Shares are issued by the Company;

(j)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(k)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(l)	the offering price per IPO Share is not and will not be lower than the Series A Pre-A Issue Price (as defined in the Memorandum and Articles) or the Series A Issue Price (as defined in the Memorandum and Articles); and

(m)	each and all issued and unissued preferred shares of a par value of US$0.0002 each in the authorised share capital of the Company under the Memorandum and Articles will be duly converted into Ordinary Shares immediately prior to the closing of the Company’s Offering.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Valid issuance of shares

(b)	The issuance and allotment of the Additional Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statements and the duly passed Board Resolutions and once: (i) consideration is duly and fully paid for in accordance with the Rule 462(b) Registration Statement, and (ii) such issuances of Additional Shares have been duly registered in the Company's register of members as fully paid shares, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect such issuance of Additional Shares, the shareholder(s) recorded in the register of members will be deemed to have legal title to the Additional Shares set against their respective name(s).

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of any of the Registration Statements, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statements and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to our firm under the headings "Enforceability of Civil Liabilities" and “Legal Matters” of the Rule 462(b) Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Additional Shares while the Rule 462(b) Registration Statement is effective. With the exception of your professional advisers (acting only in that capacity) and purchasers of the Additional Shares pursuant to the Rule 462(b) Registration Statement, it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Act, without our prior written consent.

Yours faithfully

/s/ Ogier

Ogier